2.  Endorsement

B000945E
ENDORSEMENT - TAX DEFERRED ANNUITY - 403(b)

The following provisions are added to the contract:

1.    NON-TRANSFERABLE
      This contract is non-transferable in accordance with section 401(g) of the Internal Revenue Code. It may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than the Company.

2.    BENEFIT COMMENCEMENT DATE
      On the Annuity Date or, if earlier, within 90 days following receipt of the Contract Owner's written notice of intent to commence annuity benefit payments, annuity benefit payments will commence. The form of such benefit payments will be determined in accordance with the provisions of the following paragraphs.

3.    FORM OF BENEFIT - MARRIED OWNER
      The term married owner shall mean a Contract Owner who has been married to the same spouse for at least the twelve consecutive calendar months immediately preceding the Benefit Commencement Date. Notwithstanding what is stated in the Annuity Payments Section of the contract to the contrary, the form of benefit for a Married Owner shall be a Qualified Joint and 50% Survivor Annuity which is the actuarial equivalent of a life annuity. Election of an optional form of benefit may be made subject to the conditions set forth in Paragraph 6 below.

4.    FORM OF BENEFIT - UNMARRIED OWNER
      Notwithstanding what is stated in Annuity Payments Section of the contract to the contrary, the form of benefit for a Contract Owner who is not a Married Owner shall be a life annuity unless the Contract Owner elects an optional form of benefit.

5.    PAYMENT OF DEATH BENEFIT
      If the Married Owner dies before the Benefit Commencement Date, the death benefit will be payable to the Married Owner's surviving spouse unless the spouse has consented to the waiver of such death benefit in a written, notarized statement of consent.

6.    NOTICE AND ELECTION
      A. Notice
         At least 90 days before the Annuity Date or immediately upon receipt of the Contract Owner's written notice of intent to commence annuity benefit payments, the Company will give the Contract Owner written Notice. Such Notice will:

         1. Set forth the optional forms of benefit available to the Contract Owner who is not a Married Owner, and the procedure for electing an optional form of benefit.

         2. Provide, for the Married Owner, an explanation of the Qualified Joint and Survivor Annuity and of the optional forms of benefit available, the Married Owner's right to elect an optional form of benefit, the spouse's right to waive the Qualified Joint and Survivor Annuity, and the Contract Owner's rights during the election period.
      B. Election
         Unless the Contract Owner notifies the Company in writing of election of an optional form of benefit by the day before the Benefit Commencement Date, annuity benefit payments shall be in the form of benefit set forth in Paragraphs 3 and 4 above. This election will also apply to the minimum distribution payments.

         Election by a Married Owner of a form of benefit other than Qualified Joint and Survivor Annuity will be valid only if accompanied by the written, notarized consent to waiver of the Qualified Joint and Survivor Annuity by the Married Owner's spouse.

Endorsement No.  PI 1542-90                                               Page 4

                                                                  Page 4 (con'd)
ENDORSEMENT - TAX DEFERRED ANNUITY (CONTINUED)

B000946E
7.    OPTIONAL FORMS OF BENEFIT
      Subject to the conditions and limitations in Paragraph 6 above, a Contract Owner may elect any annuity payment option set forth in the Annuity Options Section or Annuity Payments Section of the contract. The form of benefit may not be changed after the Benefit Commencement Date.

8.    BENEFIT RESTRICTIONS
      Any benefits payable under the Annuity Payments Section, or the Withdrawal Section are subject to the following added provisions:

      A. Effective with respect to contributions made after December 31, 1988, withdrawals attributable to contributions made pursuant to a salary reduction agreement may be made only when the Contract Owner is over age 59 1/2, leaves the employment of the employer who purchased the contract, dies, becomes disabled as defined in section 72(m)(70) of the Code, or establishes hardship as defined in the Code. In the case of hardship withdrawal, no income attributable to such contributions may be withdrawn.

      B. Notwithstanding any provisions of this contract to the contrary, the distribution of an individual's interest shall be made in accordance with the requirements of section 401(a)(31) of the Code and the minimum distribution requirements of section 403(b)(10) of the Code and the regulations thereunder, including the incidental death benefit provisions of section I.401(a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

      C. The Contract Owner's entire interest in the contract must be distributed, or begin to be distributed, by the Contract Owner's required beginning date, which is the April 1 following the calendar year in which the Contract Owner reaches age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date the Contract Owner may elect to have the balance in the contract distributed in one of the following forms:

         a. a single sum payment;
         b. equal or substantially equal payments over the life of the Contract Owner;
         c. equal or substantially equal payments over the lives of the Contract Owner and his or her designated beneficiary;
         d. equal or substantially equal payments over a specified period that may not be longer than the Contract Owner's life expectancy;
         e. equal of substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Contract Owner and his or her designated beneficiary.

      D. If the Contract Owner dies before his or her entire interest is distributed, the entire remaining interest will be distributed as follows:

         a. If the Contract Owner dies on or after distributions have begun under Paragraph 8.C of this endorsement, the entire remaining interest must be distributed at least as rapidly as provided under Paragraph 8.C.

         b. If the Contract Owner dies before distributions have begun under Paragraph 8.C, the entire remaining interest must be distributed as elected by the Contract Owner or, if the Contract Owner has not so elected, as elected by the beneficiary or beneficiaries, as follows:

            1) by December 31st of the year containing the fifth anniversary of the Contract Owner's death; or
            2) in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31st of the year following the year of the Contract Owner's death. If, however, the beneficiary is the Contract Owner's surviving spouse, then this distribution is not required to begin before December 31st of the year in which the Contract Owner would have turned 70 1/2.

Endorsement No.  PI 1542-90

                                                                  Page 4 (con'd)
ENDORSEMENT - TAX DEFERRED ANNUITY (CONTINUED)


             Unless otherwise elected by the Contract Owner prior to the commencement of distributions under Paragraph 8.B or, if applicable, by the surviving spouse where the Contract Owner dies before distributions have commenced, life expectancies of a Contract Owner or spouse beneficiary shall be recalculated annually for purposes of distributions under Paragraphs 8.B and 8.C. An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary shall not be recalculated.

B000947E
     An individual may satisfy the minimum distribution requirements under sections 403(b)(10) of the Code by receiving a distribution from one TDA that is equal to the amount required to satisfy the minimum distribution requirements for two or more TDAs. For this purpose, the Contract Owner of two or more TDAs may use the `alternative method' described in Notice 88-39, 1988-1 C.B. 525, to satisfy the minimum distribution requirements described above.

9.   EFFECTIVE DATE
     The Effective Date of this endorsement is the Contract Date.


Wilmington, Delaware                      The Penn Insurance and Annuity Company
(Included at Issue)
                                          /s/ Richard Plush
                                            ------------------------------------
                                             Vice President and Senior Actuary
Endorsement No.  PI 1542-90

                     The Penn Mutual Life Insurance Company
                     --------------------------------------



"I have reviewed or supervised the review of the policy forms contained in this filing and hereby certify that they are in compliance with the applicable statutes, regulations and bulletins of the State of South Carolina. I further certify that they will be revised and/or discontinued in the event of future changes in the statutes, regulations or bulletins which would prohibit the use of such forms."




Peter R. Schaefer, FSA, MA
Actuary

February 19, 1998

Date


     State of Pennsylvania
---------------------------
County of            Montgomery
                   --------------

Personally appeared before me the above named Peter R. Schaefer personally known to me, who, being duly sworn, deposes and says that he executed the above statement and that the information contained therein is true and correct..

Subscribed and sworn to before me this 19th day of February, 1998 .







Notary Public